UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
July 22, 2010
(Date of Report/Date of earliest event reported)
SENSIENT TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

WISCONSIN (State or other jurisdiction of incorporation)	1-7626 (Commission File Number)	39-0561070 (IRS Employer Identification No.)
777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202-5304
(Address and zip code of principal executive offices)
(414) 271-6755
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Sensient Technologies Corporation issued a press release on July 22, 2010, announcing that on July 22, 2010, its board of directors amended its employment agreement with Kenneth P. Manning, its Chairman of the Board and Chief Executive Officer, to extend the term of his employment through January 1, 2013 and to express a mutual intention that he will continue to serve as Chairman of the Board through January 1, 2015. The board also promoted several of Sensient’s current officers to new positions within the Company, effective immediately.
     The board elected Douglas S. Pepper, age 57, to the position of President and Chief Operating Officer, replacing Neil G. Cracknell following Mr. Cracknell’s departure from the company. Mr. Pepper had been serving as Sensient’s Vice President, Administration (since February 2008) and previously served as Vice President - Human Resources (September 2007 — January 2008) and as Chief Financial Officer — Color Group (December 2005 — September 2007). Prior to joining Sensient, Mr. Pepper had over 20 years’ experience in the specialty chemical industry, holding positions responsible for both accounting and administration.
     The board elected Stephen J. Rolfs, age 46, to the position of Vice President, Administration. Mr. Rolfs previously served as Sensient’s Vice President, Controller and Chief Accounting Officer (since November 2001).
     The board elected Jeffrey T. Makal, age 47, to the position of Vice President, Controller and Chief Accounting Officer. Mr. Makal previously served as Sensient’s Vice President, Taxation (since December 2006). Prior to this appointment, Mr. Makal served as Sensient’s Director of Taxation (since November 2000).
     The board elected Christopher M. Daniels, age 37, to the position of Vice President, Human Resources. Mr. Daniels previously served as Assistant Treasurer (since October 2008). Prior to this appointment, Mr. Daniels served as Sensient’s Director, Treasury Services (since February 2006) and before that as its Manager, Treasury & Risk (since April 2005).
     The board elected Paul Manning, age 35, to the position of President, Color Group. Paul Manning had been serving as Sensient’s General Manager, Colors North America (since November 2009). He joined the Company in June of 2009 as General Manager, Food Colors North America. Paul Manning is the son of Kenneth P. Manning, Sensient’s Chairman and Chief Executive Officer.
     The board of directors also designated James P. McCarthy, age 58, who is the President of Sensient’s Flavors & Fragrances Group, as an elected executive officer. Mr. McCarthy has been President of the Flavors & Fragrances Group since June 2009. Prior to that he was Sensient’s General Manager, Dairy Systems (since September 2008).
     These promotions will not result in any material changes to the compensation and benefits of the individuals discussed herein. The annual base salaries and other compensation of these executive officers will be evaluated in light of their new responsibilities in connection with Sensient’s annual compensation determinations in December 2010.

ITEM 9.01.	Financial Statements and Exhibits

Exhibit 10.1	Amended and Restated Executive Employment Contract

Exhibit 99.1	Sensient Technologies Corporation Press Release dated July 22, 2010, regarding Extension of Employment Agreement and Election of Officers.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSIENT TECHNOLOGIES CORPORATION (Registrant)
By:	/s/ John L. Hammond
	Name:	John L. Hammond
	Title:	Senior Vice President, General Counsel and Secretary

Date: July 22, 2010

EXHIBIT INDEX

Exhibit 10.1	Amended and Restated Executive Employment Contract

Exhibit 99.1	Sensient Technologies Corporation Press Release dated July 22, 2010, regarding Extension of Employment Agreement and Election of Officers.